Exhibit 10.60

THIRD AMENDMENT to the NATIONWIDE INDIVIDUAL

DEFERRED COMPENSATION PLAN AS

AMENDED AND RESTATED

January 1, 2005

It is hereby understood and agreed that the Nationwide Individual Deferred Compensation Plan as Adopted January 1, 2005 (“Plan”), is further amended, as follows:

1.	Effective January 1, 2007, the name of the Plan is changed to the “Nationwide Officer Deferred Compensation Plan.”

2.	Effective January 1, 2005, new Section 5.08 of the Plan is hereby added as follows:

5.08

Distributions to Specified Executives: Notwithstanding Sections 5.01 through 5.07 of this Article, distributions to be made to any Specified Executive, as such is defined in Section 1.24 of this Plan, shall be subject to a delay of six months following a Specified Executive’s Separation from Service. The initial payment will be made as soon as administratively feasible after the first day of the seventh month that follows the month in which Separation from Service occurs. The initial payment will include any payments that would otherwise have been paid under the terms of this Plan during the six month delay.

3.	Effective August 27, 2007, the following paragraph is hereby added as Section 7.14:

Spin Off of Plan Liabilities: In the event of a divestiture, by stock sale, of one or more of the Companies, the Administrator of the Plan, without the consent of any Participant or Designated Beneficiary, may act to spin off the deferred compensation liabilities to the acquiring entity. The Administrator shall have complete discretion in determining the amount of the deferred compensation liabilities associated with any affected Participants’ Book Account that will be transferred to the acquiring entity.

4.	Effective January 1, 2005, Section 1.42 is hereby deleted and replaced with the following:

1.42

Separation from Service: The last day the Executive performs services, as set forth in Code Section 409A and corresponding Treasury Regulations, for the Companies and any company in the same controlled group of companies.

5.	Effective January 1, 2005, all references within the Plan to “Termination Date” are hereby replaced with “Separation from Service.”

6.	Effective January 1, 2005 the following Sections are renumbered:

Section 1.41 “Stock” is renumbered Section 1.42.

Section 1.42 “Separation of Service” is renumbered Section 1.41.

7.	Effective January 1, 2005, the definition of “Compensation” in Section 1.11 is hereby deleted and replaced with the following:

1.11	Compensation: Compensation shall have the meaning given to “Wages” in the Internal Revenue Code Section 3121(a), otherwise known as “Medicare Wages.”

IN WITNESS WHEREOF, Nationwide Mutual Insurance Company, on behalf of the Companies, has hereby executed this Amendment to be effective January 1, 2005.

NATIONWIDE MUTUAL INSURANCE COMPANY

By:	/s/ Bruce Thompson
Bruce Thompson
Associate Vice President – Associate General Counsel